SKINS INC.
2005 INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Optionee: Antonio Pavan

The Optionee has been granted an Option to purchase a number of shares of Skins Inc. Common Stock as designated below (“Shares”), subject to the terms and conditions of the Skins Inc. 2005 Incentive Plan, as amended from time to time (the “Plan”), and this Option Agreement, as follows:

Date of Grant:	04/13/2007	Type of Option:	Non-Qualified Stock Option
Exercise Price per Share:	$1.25	Expiration Date:	04/12/2012
Total Number of Shares Granted:	500,000	Total Exercise Price:	$625,000

Vesting Schedule:	1/6th of the Options shall vest on a semi-annual basis, with the first vesting to occur six (6) months from the Date of Grant.

Vesting is accelerated upon a Change in Control under Section 2(c).

Exercise After Termination of Employment:

a. Termination of Employment for any reason: any non-vested portion of the Option expires immediately, except as indicated in subsection b and c, below.

b. Termination of Employment due to death or Disability: vested portion and an additional 1/3 of the unvested portion of the Option is exercisable by the Optionee (or, in the event of the Optionee’s death, the Optionee’s Beneficiary) for one year after the Optionee’s Termination.

c. Termination of Employment Without Cause or for Good Reason (as defined in the Employment Agreement): vested portion and an additional 1/6 unvested portion of the Option shall be exercisable by the Optionee for one year after the Optionee’s Termination

d. Termination of Employment for Cause (as defined in the Employment Agreement): all vested and unvested options shall terminate immediately and cease to remain outstanding

e. Termination of Employment for any reason other than as indicated in b, c, and d, above: vested portion of the Option is exercisable for a period of ninety (90) days following the Optionee’s Termination.

In no event may this Option be exercised after the Expiration Date as provided above.

I. AGREEMENT

1.    Grant of Option. The Option granted to the Optionee and described in the Notice of Grant is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to the terms in the Plan.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Section 422 of the Code, this Option shall be treated as a Non-Qualified Stock Option (“NSO”).

2.    Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. The Board may, in its discretion, (i) accelerate vesting of the Option, or (ii) extend the applicable exercise period to the extent permitted under Section 6.03 of the Plan.

(b) Method of Exercise. The Optionee may exercise the Option by delivering an exercise notice in a form approved or otherwise acceptable to the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c) Acceleration of Vesting on Change in Control. Subject to the exception contained in Section 6.05 of the Plan, all Options outstanding on the date of a Change of Control that have not previously vested or terminated under the terms of the applicable Award Agreement shall be immediately and fully vested and exercisable upon the date of a Change of Control (as defined in the Employment Agreement).

3.    Method of Payment. If the Optionee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:

(a) cash or check;

(b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(c) surrender of other Shares which (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(d) any other consideration that the Board deems appropriate and in compliance with applicable law.

4.    Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law or regulation.

5.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. Following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event an Option is transferred as contemplated in this Section 5, such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.    Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

7.    Entire Agreement, Amendment and Governing Law. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof (but not agreements, if any, relating to other matters), and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Option Agreement is governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Delaware.

8.    Further Assurances. The Optionee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued upon exercise of the Option) which may be reasonably required by the Company or the Board.

9.    No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED UNDER IT AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan, and accepts this Option subject to all of those terms and provisions. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, the parties have signed this Option Agreement as of the Date of Grant.

Optionee:	SKINS INC.:

/s/ Antonio Pavan	/s/ Mark Klein
Signature	By: Mark Klein

Antonio Pavan	President and Chief Executive Officer
Print Name	Title

[RESIDENCE ADDRESS]

Residence Address